Exhibit 99

SEALED AIR ACHIEVES 21% GROWTH IN DILUTED EPS

Reports 6% Sales Growth

ELMWOOD PARK, N.J., Wednesday, October 25, 2006 — Sealed Air Corporation (NYSE:SEE) reported diluted earnings per common share of $0.82 for the third quarter of 2006, a 21% increase over prior year diluted earnings per common share of $0.68.  Sealed Air’s net sales for the quarter increased 6% to $1.08 billion, compared with $1.02 billion in 2005.

Commenting on the Company’s operating performance, William V. Hickey, President and Chief Executive Officer, stated:

“We are encouraged that our business continues to demonstrate steady improvement in operating performance over the course of this year.  Our gross profit margins improved sequentially versus the second quarter of 2006, and versus the third quarter of 2005, despite higher petrochemical-based raw material costs.  Our selling price increases, as well as our supply chain and productivity improvement initiatives, contributed to our margin improvement.  We utilized our solid cash flow to repurchase $43 million of our common stock during the quarter, bringing our year-to-date common stock repurchases to $50 million.”

Commenting on the Company’s outlook, Mr. Hickey stated:

“We are enthusiastic about the opportunities for continued growth and enhanced profitability in our business.  Our improved operating results demonstrate that we are successfully executing the plans that we laid out at the beginning of the year.  Going forward, our global manufacturing strategy is focused on aligning our global production capabilities with the long-term opportunities for growth in developing markets around the world.  We will continue to increase our productivity by investing in new technologies and delivering best-in-class manufacturing and logistics through our initiatives to optimize our global supply chain.  We remain focused on driving profitable growth in our business and developing innovative solutions for our customers.”

Financial Highlights for the Third Quarter

•                  Net sales increased 6% to $1.08 billion compared with $1.02 billion for the third quarter of 2005.  The increase in net sales resulted from a $31 million favorable change in product price/mix combined with $18 million from acquisitions and $13 million from the favorable effect of foreign currency translation.  Unit volumes declined by $1 million during the quarter.  Excluding the favorable effect of $13 million in foreign currency translation, net sales would have increased 5%.

•                  Gross profit increased to $310 million, or 28.6% of net sales, compared with $288 million, or 28.2% of net sales, for the third quarter of 2005.  The increase in gross profit as a percentage of net sales was due to the positive impact of selling price increases combined with improved operating efficiencies that helped offset higher petrochemical-based raw material and other energy-related costs.

•                  Marketing, administrative and development expenses increased to $170 million, or 15.7% of net sales, compared with $156 million, or 15.3% of net sales, for the third quarter of 2005.

•                  Operating profit increased to $140 million compared with $131 million in the third quarter of 2005.  As a percentage of net sales, operating profit was unchanged at 12.9% compared with prior year.

•                  Interest expense was $36 million compared with $38 million in the third quarter of 2005 reflecting savings from the retirement of the Company’s 5.625% euro notes on July 19, 2006, partially offset by the impact of higher interest rates on the Company’s outstanding interest rate swaps.

•                  The Company’s effective income tax rate was 30.6% compared with 33.3% in the third quarter of 2005.  The decrease is principally attributable to a shift in the mix of foreign earnings and the adjustment of the Company’s estimated 2006 effective tax rate to 31.5%.

Business Segment Review

Food Packaging Segment

The Company’s food packaging segment net sales for the third quarter increased 7% to $678 million compared with $636 million last year.  Continued strength in Latin America and the positive impact of acquisitions helped drive sales growth in the quarter.  Excluding the $8 million favorable effect of foreign currency translation, segment net sales would have increased 5%.  Operating profit for the third quarter was $82 million, or 12.1% of net sales, compared with $78 million, or 12.2% of net sales, in 2005.  Operating profit as a percentage of net sales remained essentially flat as improvements in operating efficiencies help mitigate higher raw material and energy-related costs.

Protective Packaging Segment

The Company’s protective packaging segment net sales for the third quarter increased 5% to $404 million compared with $384 million last year.  Selling price increases contributed to sales growth in the quarter, but had an adverse impact on unit volume.  Excluding the $5 million favorable effect of foreign currency translation, segment net sales would have increased 4%.  Operating profit for the third quarter was $58 million, or 14.3% of net sales, compared with $54 million, or 14.1% of net sales, in 2005.  The increase in operating profit as a percentage of net sales was due to the selling price increases noted above, which helped offset higher raw material and energy-related costs.

Financing Update

As previously disclosed, on July 19, 2006, the Company used available cash to retire its 5.625% euro notes due July 2006.  The euro notes had a face value of €200 million, equivalent to $252 million on July 19, 2006.

Global Manufacturing Strategy

As previously announced in the Company’s second quarter 2006 earnings release, Sealed Air expected to incur additional expenses of $20 million in the second half of this year related to the implementation of its global manufacturing strategy.  The Company incurred $2 million of these expenses during the third quarter and expects to incur an additional $18 million of expenses in the fourth quarter.  The actual timing of these additional expenses is subject to change due to a variety of factors that may cause a portion of the charges to occur in future periods.

Earnings Guidance

Sealed Air expects its full year diluted earnings per common share to be in the range of $2.82 to $3.02, which includes restructuring charges of $0.08 per share incurred in the second quarter.  Excluding these restructuring charges, the Company reaffirms its previous earnings guidance of $2.90 to $3.10 per share.  This guidance assumes that average raw material costs will remain essentially flat through the remainder of the year.  The Company’s guidance does not include the additional $18 million in expenses referenced above relating to its global manufacturing strategy, the timing of which is subject to change.

Web Site and Conference Call Information

Mr. Hickey and David H. Kelsey, the Company’s Chief Financial Officer, will conduct an investor conference call today at 11:00 a.m. (ET).  The conference call will be webcast live on Sealed Air’s web site at www.sealedair.com in the Investor Information section under the Presentations & Events tab.  Listeners should go to the web site prior to the call to register, and to download and install any necessary audio software.  Prior to the call, the Company will also post supplemental financial and statistical information on its web site in the Investor Information section under the Reports & Filings tab.  A replay of the webcast will also be available on the Company’s web site.

Investors who cannot access the webcast may listen to the live conference call via telephone by dialing (888) 515-2235 (domestic) or (719) 457-2601 (international).  Telephonic replay will be available beginning today at 2:00 p.m. (ET) and ending on Wednesday, November 1, 2006 at 12:00 midnight (ET).  To listen to the replay, please dial (888) 203-1112 (domestic) or (719) 457-0820 (international) and use the confirmation code 4584349.

Business

Sealed Air is a leading global manufacturer of a wide range of food and protective packaging materials and systems including such widely recognized brands as Bubble Wrap®

cushioning, Jiffy® protective mailers and Cryovac® food packaging products.  For more information about Sealed Air, please visit the Company’s web site at www.sealedair.com.

Non-GAAP Information

The Company’s management from time to time presents information that does not conform to U.S. Generally Accepted Accounting Principles, including diluted earnings per common share excluding the effects of restructuring charges and changes in net sales excluding the effects of foreign currency translation.  The Company’s management believes that presenting diluted earnings per common share excluding the effects of restructuring charges reflects the Company’s operating performance on a basis consistent with the Company’s most recent earnings guidance.  The Company’s management uses changes in net sales excluding the effects of foreign currency translation to measure the performance of the Company’s operations.  Thus, management believes that this information may be useful to investors.  Such measures are also among the criteria upon which performance-based compensation may be determined.

Forward-Looking Statements

Some of the statements made by the Company in this press release are forward-looking.  These statements include comments as to future events and trends affecting the Company’s business, which are based upon management’s current expectations and are necessarily subject to risks and uncertainties, many of which are outside the control of the Company.  Forward-looking statements can be identified by such words as “anticipates,” “estimates,” “expects,” “intends,” “plans,” “will” and similar expressions.  The following are important factors that the Company believes could cause actual results to differ materially from those in the Company’s forward-looking statements:  changes in raw material and energy costs; the effects of animal and food-related health issues; import/export restrictions; market conditions; the evolution and timing of the Company’s global manufacturing strategy; tax, interest and exchange rates; the success of new products; and legal proceedings.  A more extensive list and description of these and other such factors can be found under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements,” which appear in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission.

SEALED AIR CORPORATION AND SUBSIDIARIES
Results for the periods ended September 30
(Unaudited)
(In millions, except per share data)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended September 30			Nine Months Ended September 30
			% Increase			% Increase
	2006	2005	(Decrease)	2006	2005	(Decrease)

Net sales by business segment:
Food packaging	$677.6	$635.5	7	$1,984.4	$1,865.0	6
Protective packaging	403.8	384.2	5	1,198.0	1,144.4	5

Total net sales	1,081.4	1,019.7	6	3,182.4	3,009.4	6

Cost of sales	771.6	731.9	5	2,281.7	2,148.2	6

Gross profit	309.8	287.8	8	900.7	861.2	5
As a % of total net sales	28.6%	28.2%		28.3%	28.6%

Marketing, administrative and development expenses	170.1	156.4	9	513.9	485.2	6
As a % of total net sales	15.7%	15.3%		16.1%	16.1%

Restructuring (credits) charges (1)	(0.1)	0.1	NA	12.1	1.3	NA

Operating profit	139.8	131.3	6	374.7	374.7	—
As a % of total net sales	12.9%	12.9%		11.8%	12.5%

Interest expense	(35.5)	(37.7)	(6)	(112.9)	(112.5)	—

Other income, net	7.0	2.6	169	16.5	11.7	41

Earnings before income tax expense	111.3	96.2	16	278.3	273.9	2

Income tax expense	34.1	32.0	7	87.5	91.1	(4)

Net earnings	$77.2	$64.2	20	$190.8	$182.8	4
As a % of total net sales	7.1%	6.3%		6.0%	6.1%

Basic earnings per common share (2)	$0.95	$0.78		$2.35	$2.20

Diluted earnings per common share (2)	$0.82	$0.68		$2.04	$1.92

Weighted average number of common shares outstanding:
Basic	81.0	82.8		81.3	83.2

Diluted	96.2	98.0		96.5	98.4

(1)             In the nine months ended September 30, 2006, the Company recorded $11.8 million of restructuring charges for severance costs related to its global manufacturing strategy.

(2)             See the Supplementary Information included in this release for the calculation of basic and diluted earnings per common share.

SEALED AIR CORPORATION AND SUBSIDIARIES

Supplementary Information

Results for the periods ended September 30

(Unaudited)

(In millions, except per share data)

CALCULATION OF EARNINGS PER COMMON SHARE

	Quarter Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005
Basic EPS:
Numerator

Net earnings ascribed to common shareholders - basic	$77.2	$64.2	$190.8	$182.8

Denominator

Weighted average number of common shares outstanding - basic	81.0	82.8	81.3	83.2

Basic earnings per common share	$0.95	$0.78	$2.35	$2.20

Diluted EPS:
Numerator

Net earnings ascribed to common shareholders - basic	$77.2	$64.2	$190.8	$182.8

Add: Interest on 3% convertible senior notes, net of income taxes	2.0	2.0	5.9	5.9

Net earnings ascribed to common shareholders - diluted	$79.2	$66.2	$196.7	$188.7

Denominator

Weighted average number of common shares outstanding - basic	81.0	82.8	81.3	83.2

Effect of conversion of 3% convertible senior notes	6.2	6.2	6.2	6.2

Effect of assumed issuance of asbestos settlement shares	9.0	9.0	9.0	9.0

Weighted average number of common shares outstanding - diluted (1)	96.2	98.0	96.5	98.4

Diluted earnings per common share	$0.82	$0.68	$2.04	$1.92

(1) In calculating diluted earnings per common share, the Company’s calculation of the weighted average number of common shares outstanding for the quarters and nine months ended September 30, 2006 and 2005 provides for the conversion of the Company’s 3% convertible senior notes due June 2033 due to the application of Emerging Issues Task Force, known as the EITF, Issue No. 04-08, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share,” the assumed issuance of nine million shares of common stock reserved for the Company’s previously announced asbestos settlement, which is discussed in the Company’s annual report on Form 10-K for the year ended December 31, 2005 and its quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2006 and June 30, 2006, and the exercise of dilutive stock options, net of assumed treasury stock repurchases.

SEALED AIR CORPORATION AND SUBSIDIARIES

Supplementary Information

Results for the periods ended September 30

(Unaudited)

RECONCILIATION OF DILUTED EARNINGS PER COMMON SHARE (1)

	Quarter Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005
Reported U.S. GAAP diluted earnings per common share	$0.82	$0.68	$2.04	$1.92

Earnings effect resulting from the following:

Restructuring charges, net of income tax expense	—	—	0.08	—
Diluted earnings per common share excluding restructuring charges	$0.82	$0.68	$2.12	$1.92

(1) The Company’s management believes that presenting diluted earnings per common share excluding the effects of the restructuring charges reflects the Company’s operating performance on a basis consistent with the Company’s most recent earnings guidance and thus management believes that this information may be useful to investors. Diluted earnings per common share excluding restructuring charges is among the criteria upon which performance-based compensation may be determined.

SEALED AIR CORPORATION AND SUBSIDIARIES
Supplementary Information
Results for the periods ended September 30
(Unaudited)
(In millions)
BUSINESS SEGMENT INFORMATION AND CAPITAL EXPENDITURES (2)

BUSINESS SEGMENT INFORMATION:

	Quarter Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005

Operating profit
Food Packaging	$82.3	$77.6	$224.3	$236.6

As a % of food packaging net sales	12.1%	12.2%	11.3%	12.7%

Protective Packaging	57.6	54.1	163.0	140.1

As a % of protective packaging net sales	14.3%	14.1%	13.6%	12.2%

Total segments	139.9	131.7	387.3	376.7

Restructuring credits (charges) (1)	0.1	(0.1)	(12.1)	(1.3)

Unallocated corporate operating expenses	(0.2)	(0.3)	(0.5)	(0.7)

Total	$139.8	$131.3	$374.7	$374.7

As a % of total net sales	12.9%	12.9%	11.8%	12.5%

Depreciation and amortization
Food Packaging	$28.2	$28.1	$86.0	$86.2
Protective Packaging	13.0	14.1	39.5	44.1
Total	$41.2	$42.2	$125.5	$130.3

(1)             The quarter and nine months ended September 30, 2006 includes a $0.1 million credit and $12.2 million charge, respectively, related to Food Packaging and no charge for the quarter and a $0.1 million credit, respectively, related to Protective Packaging.  The quarter and nine months ended September 30, 2005 includes a $0.1 million and $0.7 million charge, respectively, related to Food Packaging and no charge for the quarter and a $0.6 million charge, respectively, related to Protective Packaging.

	Quarter Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005

CAPITAL EXPENDITURES:	$42.3	$25.3	$110.5	$66.6

(2) The amounts shown are subject to change prior to the filing of the Company’s upcoming quarterly report on Form 10-Q.

SEALED AIR CORPORATION AND SUBSIDIARIES

Supplementary Information

September 30, 2006 and December 31, 2005

(Unaudited)

(In millions)

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2006 (1)	2005
ASSETS

Current Assets:

Cash and cash equivalents	$227.2	$455.8

Short-term investments — available-for-sale securities	84.7	44.1

Accounts receivable, net of allowances for doubtful accounts	699.1	674.0

Inventories	470.6	409.1

Other current assets	119.5	112.4

Total current assets	1,601.1	1,695.4

Property and equipment:
Land and improvements	33.6	32.8
Buildings	505.4	508.6
Machinery and equipment	2,002.0	1,917.7
Other property and equipment	129.3	126.9
Construction-in-progress	123.1	66.7
	2,793.4	2,652.7
Accumulated depreciation and amortization	(1,858.5)	(1,741.5)
Property and equipment, net	934.9	911.2

Goodwill	1,959.0	1,908.8

Other assets	349.6	348.8
Total Assets	$4,844.6	$4,864.2

(1)             The amounts shown are subject to change prior to the filing of the Company’s upcoming quarterly report on Form 10-Q.

SEALED AIR CORPORATION AND SUBSIDIARIES

Supplementary Information

September 30, 2006 and December 31, 2005

(Unaudited)

(In millions)

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2006 (1)	2005

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:

Short-term borrowings	$15.8	$21.8

Current portion of long-term debt	3.7	241.4

Accounts payable	276.9	250.3

Asbestos settlement liability	512.5	512.5

Other current liabilities	476.5	434.1

Income taxes payable	54.0	73.4

Total current liabilities	1,339.4	1,533.5

Long-term debt, less current portion	1,824.5	1,813.0

Other liabilities	129.8	125.6

Total Liabilities	3,293.7	3,472.1

Total Shareholders’ Equity	1,550.9	1,392.1

Total Liabilities and Shareholders’ Equity	$4,844.6	$4,864.2

(1)             The amounts shown are subject to change prior to the filing of the Company’s upcoming quarterly report on Form 10-Q.